Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Mary Arraf

Asset Acceptance Capital Corp.

586-983-7087 / marraf@assetacceptance.com

Asset Acceptance Capital Corp. Reports First Quarter 2013 Results

Warren, Mich., April 29, 2013 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended March 31, 2013.

First Quarter 2013 Financial Highlights

Cash collections for the first quarter of 2013 increased 2.6% compared to the same period of the prior year, to $103.8 million.

First quarter revenues were $55.2 million, a decrease of 10.7% from the same period of the prior year. The Company reported net impairments on purchased receivables of $0.2 million, which decreased revenues for the quarter, versus net impairment reversals of $4.5 million in the prior year period.

Operating expenses were $47.0 million, a decrease of $1.4 million compared to the prior year period. Results reflected continued investment in the Company’s legal channel and an increase in related up-front costs ahead of associated collections. Legal investments increased to $8.0 million during the quarter compared to $6.9 million in the same period of the prior year. Despite the increased legal investment, cost to collect for the quarter was 45.3%, an improvement of 253 basis points from the first quarter of 2012. Reported operating expenses and cost to collect do not include $1.9 million of costs related to the pending merger transaction with Encore Capital Group, Inc. (“Encore”), disclosed on March 6, 2013. These costs have been reported as Other Income (Expense).

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $56.5 million, a 3.3% increase from $54.7 million in the first quarter of 2012. Please see a reconciliation of net income according to U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 13.

The Company reported net income of $0.4 million or $0.01 per fully diluted share during the first quarter of 2013, compared to net income of $5.4 million or $0.18 per fully diluted share in the first quarter of 2012. The quarterly effective tax rate of 70.8% included the effect of a significant amount of non-deductible costs related to the pending merger transaction.

During the first quarter of 2013, the Company acquired $27.1 million in charged-off consumer receivables with a face value of $431.6 million for a blended rate of 6.27% of face value. By comparison, the Company purchased $21.1 million in charged-off consumer receivables with a face value of $803.2 million during the prior year’s first quarter, representing a blended rate of 2.63% of face value. All purchase data is adjusted for buybacks.

As previously reported on March 6, 2013, the Company has entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Encore, pursuant to which a wholly-owned subsidiary of Encore will merge with and into the Company, with the Company continuing as the

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surviving corporation and becoming a wholly-owned subsidiary of Encore (the “Merger”). For terms of the Merger Agreement, including circumstances under which the Merger Agreement can be terminated and the ramifications of such a termination, as well as other terms and conditions, refer to the Merger Agreement filed as Exhibit 1.1 to our Current Report on Form 8-K with the SEC Commission on March 11, 2013. The parties to the Merger Agreement currently expect to complete the Merger in the second quarter of 2013, although neither the Company nor Encore can assure completion by any particular date or that the Merger will be completed at all. Because the Merger is subject to a number of conditions, the exact timing of completion of the Merger cannot be determined at this time.

Please refer to Supplemental Financial Data beginning on page five for additional information about the Company’s financial results for the three months ended March 31, 2013 and prior year quarters.

About Asset Acceptance Capital Corp.

For over 50 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

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•

the parties to the Merger Agreement may be unable to satisfy the conditions to the completion of the Merger and the pending Merger with Encore may not be completed, which could negatively impact the market price of AACC common stock and our financial condition and results of operation;

•

until the consummation of the Merger, the Merger Agreement with Encore restricts our ability to engage in certain actions, including, among others, purchases of portfolio accounts receivable and making capital expenditures;

•	failure to comply with government regulation;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	changes in relationships with third parties collecting on our behalf;

•

ongoing risks of litigation in connection with the pending Merger and litigation in our litigious industry generally, including individual and class actions under consumer credit, collections and other laws;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	our ability to respond to technology downtime and changes in technology to remain competitive;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives; and

•	other unanticipated events and conditions that may hinder our ability to compete.

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Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q1 ‘13	Q4 ‘12	Q3 ‘12	Q2 ‘12	Q1 ‘12
Total revenues	$55.2	$51.7	$54.7	$58.7	$61.8
Cash collections	$103.8	$85.7	$89.2	$91.9	$101.1
Operating expenses to cash collections (1)	45.3%	54.7%	54.5%	52.7%	47.8%
Call center collections	$53.4	$39.2	$44.1	$48.8	$58.7
Legal collections	$50.4	$46.5	$45.1	$43.1	$42.4
Amortization rate	47.0%	39.8%	39.0%	36.4%	39.1%
Core amortization (2)	52.5%	45.1%	44.4%	42.0%	44.7%
Collections on fully amortized portfolios	$10.8	$10.0	$10.9	$12.2	$12.7
Investment in purchased receivables (3)	$27.1	$60.8	$23.9	$58.6	$21.1
Face value of purchased receivables (3)	$431.6	$1,334.0	$765.6	$2,074.1	$803.2
Average cost of purchased receivables (3)	6.27%	4.56%	3.12%	2.83%	2.63%
Number of purchased receivable portfolios	33	40	17	28	27
Collections per account representative FTE (4) (5)	$93,771	$61,044	$45,005	$48,369	$58,052
Average account representative FTE’s (4) (5)	250	291	437	460	500

(1)	Does not include $1.9 million of costs related to the pending merger transaction with Encore
(2)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.
(3)	All purchase data is adjusted for buybacks.
(4)	Historical information has not been adjusted for collection center closings.
(5)	Prior period results have been restated to the current period presentation.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three Months Ended March 31, 2013
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2007 and prior	$16,135,973	$11,219,563	N/M	N/M	$240,000	$9,036,577
2008	7,700,591	4,384,781	43.1%	8.31%	—	834,276
2009	12,809,632	7,314,556	42.9	9.09	—	939,169
2010	14,698,010	7,277,386	50.5	4.65	—	—
2011	23,981,608	11,607,867	51.6	3.94	—	—
2012	27,009,667	12,458,244	53.9	2.84	—	—
2013	1,470,797	751,933	48.9	2.70	—	—

Totals	$103,806,278	$55,014,330	47.0%	5.01%	$240,000	$10,810,022

	Three Months Ended March 31, 2012
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2006 and prior	$17,272,755	$15,422,027	N/M	N/M	$(2,639,700)	$10,463,961
2007	8,341,851	4,264,360	48.9%	7.05%	(751,300)	702,788
2008	11,339,770	7,035,787	38.0	7.80	—	1,472,986
2009	17,025,412	11,049,852	35.1	8.14	(1,105,700)	66,092
2010	19,183,043	9,211,988	52.0	3.70	—	—
2011	26,549,426	13,911,748	47.6	3.13	—	—
2012	1,420,618	713,586	49.8	3.25	—	—

Totals	$101,132,875	$61,609,348	39.1%	5.94%	$(4,496,700)	$12,705,827

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues and Amortization

The table below shows the components of revenue from purchased receivables, the amortization rate and the core amortization rate. We use the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecasts for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

total amortization and the amortization rate increased during the first quarter of 2013 compared to the same period in 2012. The increase in the amortization rate and total amortization was primarily the result of lower weighted-average yields, lower zero-basis collections and impairments during 2013 compared to impairment reversals during 2012. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

•	amortization of receivable balances for 2013 increased compared to 2012 as a result of higher collections on amortizing pools;

•

net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. Impairment for 2013 increased total amortization compared to the same period in 2012; and

•

declining zero basis collections in the first quarter of 2013 compared to the same period in 2012 increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

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	Three Months Ended March 31,
($ in millions)	2013	2012
Cash collections:
Collections on amortizing portfolios	$93.0	$88.4
Zero basis collections	10.8	12.7

Total collections	$103.8	$101.1

Amortization:
Amortization of receivables balances	$48.6	$43.9
Impairments	0.2	—
Reversals of impairments	—	(4.5)
Cost recovery amortization	—	0.1

Total amortization	$48.8	$39.5

Purchased receivable revenues, net	$55.0	$61.6

Amortization rate	47.0%	39.1%
Core amortization rate (1)	52.5%	44.7%

(1)	The core amortization rate is calculated as total amortization divided by collections on amortizing portfolios.

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Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues
Purchased receivable revenues, net	$55,014,330	$61,609,348
Other revenues, net	180,166	224,952

Total revenues	55,194,496	61,834,300

Expenses
Salaries and benefits	14,217,244	16,336,882
Collections expense	28,129,456	27,312,560
Occupancy	1,322,154	1,428,226
Administrative	2,184,239	1,850,100
Depreciation and amortization	999,246	1,323,745
Restructuring charges	138,362	81,688
(Gain) loss on disposal of equipment and other assets	(700)	8,402

Total operating expenses	46,990,001	48,341,603

Income from operations	8,204,495	13,492,697
Other income (expense)
Merger transaction expense	(1,938,987)	—
Interest expense	(4,914,639)	(5,327,354)
Interest income	5,495	2,098
Other	4,643	46,470

Income before income taxes	1,361,007	8,213,911
Income tax expense	963,593	2,782,052

Net income	$397,414	$5,431,859

Weighted-average number of shares:
Basic	30,939,753	30,806,948
Diluted	31,054,020	30,878,147
Earnings per common share outstanding:
Basic	$0.01	$0.18
Diluted	$0.01	$0.18

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash	$19,654,111	$14,012,541
Purchased receivables, net	348,976,297	370,899,893
Income taxes receivable	192,367	620,096
Property and equipment, net	12,451,738	12,568,066
Goodwill	14,323,071	14,323,071
Other assets	12,003,341	12,314,572

Total assets	$407,600,925	$424,738,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$2,416,094	$3,467,348
Accrued liabilities	21,891,938	22,416,766
Income taxes payable	1,385,616	426,353
Notes payable	165,889,599	182,911,146
Capital lease obligations	24,704	37,020
Deferred tax liability, net	65,337,849	65,422,456

Total liabilities	256,945,800	274,681,089

Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,537,623 and 33,443,347 at March 31, 2013 and December 31, 2012, respectively	335,376	334,433
Additional paid in capital	152,063,741	151,749,449
Retained earnings	40,477,640	40,080,226
Accumulated other comprehensive loss, net of tax	(491,106)	(548,948)
Common stock in treasury; at cost, 2,699,166 and 2,672,237 shares at March 31, 2013 and December 31, 2012, respectively	(41,730,526)	(41,558,010)

Total stockholders’ equity	150,655,125	150,057,150

Total liabilities and stockholders’ equity	$407,600,925	$424,738,239

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$397,414	$5,431,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	999,246	1,323,745
Amortization of deferred financing costs and debt discount	859,856	898,966
Amortization of de-designated hedge	—	79,450
Deferred income taxes	(117,143)	2,529,164
Share-based compensation expense	315,235	231,950
Net impairment (impairment reversals) of purchased receivables	240,000	(4,496,700)
Non-cash revenue	(46,335)	(1,001)
(Gain) loss on disposal of equipment and other assets	(700)	8,402
Changes in assets and liabilities:
Decrease (increase) in other assets	17,328	(1,874,816)
Decrease in accounts payable and other accrued liabilities	(1,471,000)	(3,030,067)
Increase in net income taxes payable	1,386,992	143,362

Net cash provided by operating activities	2,580,893	1,244,314

Cash flows from investing activities
Investments in purchased receivables, net of buybacks	(26,868,352)	(20,923,049)
Principal collected on purchased receivables	48,598,283	44,021,228
Purchases of property and equipment	(897,622)	(129,454)
Proceeds from sale of property and equipment	700	500

Net cash provided by investing activities	20,833,009	22,969,225

Cash flows from financing activities
Repayments of term loan facility	(2,187,500)	(2,187,500)
Net (repayments) borrowings on revolving credit facility	(15,400,000)	(8,200,000)
Payments of deferred financing costs	—	(3,469)
Payments on capital lease obligations	(12,316)	(131,011)
Purchases of treasury shares	(172,516)	(51,580)

Net cash used in financing activities	(17,772,332)	(10,573,560)

Net increase in cash	5,641,570	13,639,979
Cash at beginning of period	14,012,541	6,990,757

Cash at end of period	$19,654,111	$20,630,736

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$3,986,086	$4,551,695
Net cash (paid) received for income taxes	(2,525)	109,526
Non-cash investing and financing activities:
Change in fair value of interest rate swap liabilities	90,378	(199,587)
Change in unrealized loss on cash flow hedge, net of tax	(57,842)	101,840

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Reconciliation of GAAP Net Income or Loss to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, (h) loss on extinguishment of debt, and (i) in accordance with our Credit Agreement, certain FTC related charges and cash restructuring charges (not to exceed $2.25 million for any period of four consecutive fiscal quarters).

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Company’s Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income or loss prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

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The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended March 31,
	2013	2012
Net income	$397,414	$5,431,859
Adjustments: Income tax expense	963,593	2,782,052
Interest expense	4,914,639	5,327,354
Depreciation and amortization	999,246	1,323,745
Share-based compensation	315,235	231,950
(Gain) loss on sale of assets, net	(700)	8,402
Purchased receivables amortization	48,791,948	39,523,527
Cash restructuring charges	138,362	81,688
FTC related charges	—	14,898

Adjusted EBITDA	$56,519,737	$54,725,475